SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                        ---------------------------------


                                 Date of Report

                                 August 30, 2000
                                 ---------------
                        (Date of earliest event reported)


                           BankAtlantic Bancorp, Inc.
             (Exact name of registrant as specified in its Charter)


             Florida                    34-027228            65-0507804
-------------------------------      ---------------       --------------
(State of other jurisdiction or     (Commission File      (IRS Employer
incorporation or organization)           Number)           Identification
                                                               No.)

     1750 East Sunrise Blvd.
    Ft. Lauderdale, Florida                               33304
-------------------------------                        ------------
(Address of principal executive                         (Zip Code)
             offices)

                                 (954) 760-5000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On August 30, 2000, BankAtlantic Bancorp, Inc. (the "Company") announced its tender offer for up to $25 million in principal amount of the Company's outstanding 5.625% Convertible Subordinated Debentures due 2007 (the "Debentures") for a cash price of $730 per $1,000 principal amount of Debentures plus accrued and unpaid interest from June 1, 2000 up to, but not including, the date of payment. The closing price of the Debentures on August 28, 2000 was $650 per $1,000 principal amount. If more than $25 million of the approximately $74.2 million of outstanding Debentures are tendered, and the Company chooses not to purchase all such Debentures, the Company will purchase the Debentures on a pro rata basis. The tender offer is subject to certain conditions and will expire at 5:00 p.m., New York City time, on September 28, 2000. The Debentures trade on the Nasdaq SmallCap Market under the symbol "BANCH."

     The Company expects to finance the tender offer from (i) proceeds from the sale of the current offering of its Subordinated Investment Notes, (ii) amounts available under a $20 million revolving credit facility (the "Credit Facility") and (iii) funds from working capital. The Company obtained the Credit Facility from an unaffiliated financial institution. The Credit Facility is secured by a security interest in all of the outstanding stock of the Company's subsidiary, BankAtlantic, A Federal Savings Bank. The Credit Facility has a three-year term, bears interest at an annual rate equal to the prime rate of the lending institution from time to time minus 50 basis points and contains customary covenants, including financial covenants relating to regulatory capital and maintenance of certain loan loss reserves at BankAtlantic.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)      Exhibits.

        99.1 Press Release of the Company relating to the tender offer for the Debentures issued on August 30, 2000 (incorporated by reference to Exhibit 99(a)(8) to the Company's Tender Offer Statement on Schedule TO, filed with the SEC on August 30, 2000).

        99.2 Loan Agreement (Credit Facility), dated as of August 24, 2000, by and between the Company and Columbus Bank and Trust Company (incorporated by reference to Exhibit 99(b)(2) to the Company's Tender Offer Statement on Schedule TO, filed with the SEC on August 30, 2000).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BANKATLANTIC BANCORP, INC.



Date: August 31, 2000                 By: /s/ Alan B. Levan
---------------------                     ----------------------------
                                      Name:   Alan B. Levan
                                      Title:  Chief Executive Officer